EXHIBIT 10.19

BOC GASES
575 Mountain Avenue
Murray Hill, NJ  07974

Telephone 908-771-1266        Fax 908-771-1375

Dennis Smithyman
Vice President
Food Markets

August 27, 1996

Mr. Don Appleby
Seymour, Inc.
4225 S.W. Kirklawn
Topeka, Kansas  66609

Dear Don:

This letter is intended to amend the Exclusive License Agreement between Infinity Research and Development, Infinity, Inc. and The BOC Group, Inc. effective on January 24, 1996 ("Agreement").

The parties hereby agree as follows:

1. The definition of License Field in Section 2.5 of the Agreement shall be replaced with the following: "License Field" shall mean uses for all water treatment applications without limitation.

2. In Section 4.3, replace "five (5) with ten (10)" in both occurrences and replace "fifty thousand" with "eighty thousand".

3. All other terms and conditions of the Agreement shall remain in full force and effect.

If you are in agreement with these modifications to the Agreement, please indicate your concurrence by signing below and returning a full executed copy of this letter to me for our files. A second copy has been provided for both Infinity Research and Development and Infinity, Inc.

Sincerely,

By /s/ Dennis Smithyman
   Dennis Smithyman, Vice President

AGREED AND ACCEPTED:

INFINITY RESEARCH                     INFINITY, INC.
AND DEVELOPMENT

By/s/ Don Appleby                     By/s/ Stanton E. Ross
  Don Appleby, President                President

Date:  27 August 1996                 Date:  August 28, 1996